Exhibit 4.1

BofA FINANCE LLC,

as Issuer

BANK OF AMERICA CORPORATION,

as Guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of August 23, 2016

Senior Debt Securities

CROSS-REFERENCE SHEET*

Provisions of Sections 310 through 318 of the Trust Indenture Act of 1939, as amended, and the Indenture dated as of August 23, 2016 among BofA Finance LLC, as Issuer, Bank of America Corporation, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee:

SECTION OF ACT	SECTION OF INDENTURE

310(a)(1) and (2)	7.09
310(a)(3) and (4)	Not applicable
310(b)	7.08 and 7.10
310(c)	Not applicable
311(a) and (b)	7.13
311(c)	Not applicable
312(a)	5.01 and 5.02(a)
312(b) and (c)	5.02(b) and (c)
313(a)	5.04(a)
313(b)(1)	Not applicable
313(b)(2)	5.04(b)
313(c)	5.04(c)
313(d)	5.04(d)
314(a)	5.03
314(b)	Not applicable
314(c)(1) and (2)	14.04
314(c)(3)	Not applicable
314(d)	Not applicable
314(e)	15.05
314(f)	Not applicable
315(a), (c) and (d)	7.01
315(b)	7.14
315(e)	6.14
316(a)(1)	6.12
316(a)(2)	Omitted
316(a) last sentence	8.04
316(b)	6.08
317(a)	6.03 and 6.04
317(b)	4.03(a)
318(a)	15.07

*	This Cross-Reference Sheet is not part of the Indenture.

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TABLE OF CONTENTS

		Page

ARTICLE NINE

SECURITYHOLDERS’ MEETINGS

SECTION 9.01.	Purposes of Meeting	45
SECTION 9.02.	Call of Meetings by Trustee	45
SECTION 9.03.	Call of Meetings by Company or Securityholders	45
SECTION 9.04.	Qualifications for Voting	45
SECTION 9.05.	Regulations	46
SECTION 9.06.	Voting	46

ARTICLE TEN

SUPPLEMENTAL INDENTURES

SECTION 10.01.	Supplemental Indentures without Consent of Holders	47
SECTION 10.02.	Supplemental Indentures with Consent of Holders	48
SECTION 10.03.	Compliance with Trust Indenture Act; Effect of Supplemental Indentures	49
SECTION 10.04.	Notation on Securities	49

ARTICLE ELEVEN

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 11.01.	Company and Guarantor May Consolidate, etc., on Certain Terms	49
SECTION 11.02.	Successor Substituted	50
SECTION 11.03.	Opinion of Counsel and Officer’s Certificate to Be Given Trustee	50

ARTICLE TWELVE

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 12.01.	Discharge of Indenture	51
SECTION 12.02.	Deposited Moneys to Be Held in Trust by Trustee	52
SECTION 12.03.	Paying Agent to Repay Moneys Held	52
SECTION 12.04.	Return of Unclaimed Moneys	52

ARTICLE THIRTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 13.01.	Indenture and Securities Solely Corporate Obligations	52

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THIS INDENTURE, dated as of August 23, 2016, by and among BofA FINANCE LLC, a Delaware limited liability company, as Issuer (the “Company”), BANK OF AMERICA CORPORATION, a Delaware corporation, as Guarantor (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association formed under the laws of the United States of America, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture and the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”) in one or more series unlimited as to principal amount;

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture and the terms of the guarantee of Securities as set forth in this Indenture; and

WHEREAS, all acts and things necessary to make this a valid indenture and agreement of the Company and the Guarantor according to its terms have been done and performed;

NOW, THEREFORE:

In consideration of the premises and of the purchase and acceptance of the Securities by the holders thereof, the Company, the Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.01.         Definitions.

The terms defined in this Section (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act shall have the meanings (except as otherwise expressly provided or unless the context otherwise requires) assigned to such terms in the Trust Indenture Act or the Securities Act, as the case may be. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with U.S. generally accepted accounting principles, as are generally accepted at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

Additional Amounts:

The term “Additional Amounts” shall mean any additional amounts to be paid by the Company in respect of any Securities of a series, as may be specified pursuant to Section 2.03(b) hereof and in such Securities and under the circumstances specified therein, in respect of specified taxes, assessments or other governmental charges imposed on certain holders who are United States Aliens, and which may be owing to such holders as set forth in Section 4.08 hereof.

Authorized Officer:

The term “Authorized Officer” shall mean any of the following officers of the Company or the Guarantor, as applicable: the Chief Executive Officer, the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, the Secretary and any other officer or officers of the Company or the Guarantor, as the case may be, designated in writing by or pursuant to the authority of the Company’s or the Guarantor’s, as the case may be, Board as an Authorized Officer.

Board:

The term “Board” shall mean the Board of Directors of the Guarantor or the Board of Managers of the Company, as applicable, or any duly authorized committee of either such Board.

Board Resolution:

The term “Board Resolution” shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by the Board of the Company or the Guarantor, as the case may be, or by a committee acting under authority of or appointment by either such Board and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action taken pursuant to a Board Resolution (including the establishment of any series of Securities or of particular Securities of a series and the forms and terms thereof), such action may be taken by any officer or employee of the Company or the Guarantor, as the case may be, authorized by a Board Resolution to take such action.

Business Day:

The term “business day” shall mean, with respect to any Security, unless otherwise specified pursuant to Section 2.03(b), any day other than a Saturday or Sunday that is not (1) a legal holiday in New York, New York or Charlotte, North Carolina, or any other Place of Payment for such Security, and (2) a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Capital Stock:

The term “Capital Stock” shall mean, as to shares of a particular corporation, outstanding shares of stock of any class, whether now or hereafter authorized, irrespective of whether such class shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of such corporation.

Commission:

The term “Commission” shall mean the Securities and Exchange Commission.

Company:

The term “Company” shall mean the Person named as the “Company” in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.

Company Request, Company Order and Company Consent:

The terms “Company Request,” “Company Order” and “Company Consent” mean, respectively, a written request, order or consent signed in the name of the Company by any Authorized Officer of the Company and delivered to the Trustee.

Corporate Trust Office:

The term “Corporate Trust Office” means the designated office or agency of the Trustee at which its corporate trust business may be administered at any particular time, which at the date hereof is located at 10161 Centurion Parkway, N., 2nd Floor, Jacksonville, Florida 32256, Attention: Corporate Trust Administration, or such other addresses as the Trustee may designate from time to time by notice to the holders and to the Company and the Guarantor, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and to the Company and the Guarantor).

Default:

The term “Default” or “default” shall mean any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the affected Securities.

Definitive Security:

The term “Definitive Security” shall mean any Security evidencing all or a portion of the Securities of a series issued in fully registered certificated form (other than a Global Security).

Depositary:

The term “Depositary” shall mean, with respect to the Securities of a series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.03(b) until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of a series shall mean the Depositary with respect to such Securities.

Event of Default:

The term “Event of Default” shall have the meaning specified in Article Six.

Exchange Act:

The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Global Security:

The term “Global Security” shall mean any Security evidencing all or a portion of the Securities of a series issued in fully registered global form to the Depositary or its nominee for such Securities in accordance with Section 2.04, which shall be substantially in the form as may be established by or pursuant to a Board Resolution of the Company or one or more indentures supplemental hereto and may be in the form of a master Global Security representing two or more issuances of Securities.

Guarantee:

The term “Guarantee” shall mean the guarantee of the Company’s obligations to the holders and the Trustee under this Indenture and on the Securities by the Guarantor pursuant to Article Fifteen of this Indenture.

Guarantor:

The term “Guarantor” shall mean Bank of America Corporation, a Delaware corporation, and any successor pursuant to Article Eleven in each case, unless and until the Guarantor is released from the Guarantee pursuant to this Indenture.

Holder:

The terms “holder,” “holder of Securities,” “securityholder” or other similar term shall mean the Person in whose name such Security is registered in the Security Register in accordance with the terms hereof.

Indenture:

The term “Indenture” shall mean this instrument as originally executed and delivered or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including without limitation, to establish the form and terms of a series of Securities or of any particular Securities of a series as contemplated by Article Two.

Officer’s Certificate:

The term “Officer’s Certificate” shall mean a certificate signed by any Authorized Officer of the Company or the Guarantor, as the case may be, and delivered to the Trustee.

Opinion of Counsel:

The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or the Guarantor, or both, and who shall be satisfactory to the Trustee, or who may be other counsel satisfactory to the Trustee.

Original Issue Discount Securities:

The term “Original Issue Discount Securities” shall mean any Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

Outstanding:

The term “Outstanding” or “outstanding,” when used with respect to any Securities, shall mean, subject to the provisions of Section 8.04, as of the date of determination, all such Securities authenticated and delivered by the Trustee under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which money, U.S. Government Obligations or other property in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated and held in trust by the Company (if the Company shall act as Paying Agent) for the holders of such Securities or for its obligations with respect to which the Company shall have been discharged; provided, that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in this Indenture, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c) Securities that have been defeased pursuant to Section 14.02 hereof; and

(d) Securities that have been paid pursuant to Section 2.09, or Securities in exchange for, in lieu of and in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of this Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company, provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date (1) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon declaration of acceleration of the maturity thereof to such date pursuant to Section 6.01, and (2) the principal amount of a Security denominated in one or more foreign currencies, composite currencies or currency units which shall be deemed to be Outstanding shall be the U.S. Dollar equivalent, determined as of such date in the manner provided as contemplated by Section 2.03(b), of the principal amount of such Security (or, in the case of a Security described in clause (1) above, of the amount determined as provided in such clause).

Paying Agent:

The term “Paying Agent” shall mean any Person authorized by the Company to pay the principal of (and any premium, if any, on) or any interest or other amounts due on any Securities on behalf of the Company and which shall be the Trustee, unless otherwise provided as contemplated by Section 2.03(b).

Periodic Offering:

The term “Periodic Offering” shall mean an offering of Securities of a series, from time to time, the specific terms of which (including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the maturity date or dates thereof and the redemption provisions, if any, with respect thereto) are to be determined by the Company upon the issuance of such Securities.

Person:

The term “Person” or “person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Place of Payment:

The term “Place of Payment,” when used with respect to any Securities, means the place or places where, subject to the provisions of Section 4.02, the principal of (and premium, if any, on) and any interest or other amounts due on such Securities are payable as specified as contemplated by Section 2.03(b).

Principal Subsidiary Bank:

The term “Principal Subsidiary Bank” shall mean any Subsidiary Bank the total assets of which as set forth in the most recent statement of condition of such Subsidiary Bank equal more than 10% of the total consolidated assets of the Guarantor and its subsidiaries determined from the most recent consolidated balance sheet of the Guarantor and its subsidiaries.

Record Date:

The term “record date” as used with respect to any interest payment date shall have the meaning specified in Section 2.05.

Reference Asset:

The term “Reference Asset” shall mean one or more interest rates, equity securities, indices, exchange traded funds, commodities, currency exchange rates or futures contracts or any other rates, instruments, assets, market measures or other factors or any other measure of economic or financial risk or value, or one or more baskets, indices or other combinations of the foregoing as specified in accordance with Section 2.03(b).

Responsible Officer:

“Responsible Officer,” when used with respect to the Trustee, shall mean any officer within the corporate trust department of the Trustee (or any successor group of the Trustee), including any Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

Securities:

The term “Securities” shall have the meaning set forth in the preamble of this Indenture and, for the avoidance of doubt, shall include any Security established pursuant to Section 2.01 and Section 2.03(b), whether as a Global Security or a Definitive Security, and registered on the Security Register.

Securities Act:

The term “Securities Act” shall mean the Securities Act of 1933, as amended.

Security Register and Security Registrar:

The terms “Security Register” and “Security Registrar” shall have the respective meanings set forth in Section 2.07(a) hereof.

Subsidiary Bank:

The term “Subsidiary Bank” shall mean any subsidiary of the Guarantor which is a bank or trust company organized and doing business under any U.S. State or Federal law.

Trust Indenture Act:

The term “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, as in force at the date of this Indenture as originally executed, except in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

Trustee:

The term “Trustee” shall mean the person identified as “Trustee” in the first paragraph hereof until the acceptance of appointment of a successor trustee pursuant to the provisions of Article Seven, and thereafter shall mean such successor trustee.

U.S. Dollar, US$ or $:

The term “U.S. Dollar,” “US$” or “$” shall mean a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

U.S. Government Obligations:

The term “U.S. Government Obligations” shall mean securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

United States Alien:

The term “United States Alien” shall mean any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Vice President:

The term “Vice President” when used with respect to the Company, the Guarantor or the Trustee shall mean any vice president, whether or not designated by a number or word or words added before or after the title “vice president,” including any Executive or Senior Vice President.

Wholly Owned Subsidiary:

The term “Wholly Owned Subsidiary” shall mean any subsidiary not less than 99% of the Capital Stock of which (other than shares in the minimum amount required by law to be owned by a person for the purpose of the qualification of such person to serve as a director) is owned by the Guarantor or by one or more of such subsidiaries of the Guarantor or by the Guarantor and one or more of such subsidiaries of the Guarantor.

ARTICLE TWO

ISSUE, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

SECTION 2.01. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. The Securities of a particular series may contain the terms and conditions from time to time authorized by or pursuant to a Board Resolution of the Company, or in an indenture supplemental hereto, as set forth in Section 2.03.

SECTION 2.02. Trustee’s Certificate of Authentication.

(a) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.10 together with a written statement stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

(b) The Trustee’s certificate of authentication shall be in substantially the following form:

[Form of Trustee’s Certificate of Authentication]

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:
Authorized Signatory

SECTION 2.03. Form of Securities Generally; Establishment of Terms of Series.

(a) The Securities of each series shall be in the form or forms (not inconsistent with this Indenture) established from time to time by or pursuant to one or more Board Resolutions of the Company (and, to the extent established pursuant to rather than set forth in one or more Board Resolutions of the Company, an Officer’s Certificate of the Company detailing such establishment) or in one or more indentures supplemental hereto, in each case with appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation (including CUSIP numbers, ISINs and other similar numbers, if then generally in use) and such legends, endorsements, schedules or notations placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Securities may be listed or to conform to general usage, all as may be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

In the event that Definitive Securities are to be issued, either originally or in exchange for interests in a Global Security, the form thereof shall be as set forth in or pursuant to one or more Board Resolutions of the Company. The certificates evidencing any Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officer executing such Securities, as evidenced by their execution of such Securities.

(b) At or prior to the initial issuance of any Securities of a series, the particular terms of such Securities shall be established by or pursuant to one or more Board Resolutions of the Company and, subject to Section 2.06, set forth or determined in the manner provided in an Officer’s Certificate of the Company or established in an indenture supplemental hereto, including the following:

(1) the title or designation of such Securities (which shall distinguish such Securities from any other Securities of the same series and of any other series);

(2) any limit upon the aggregate principal amount of such Securities (or of such series) that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to this Indenture and except for any Securities which, pursuant to Section 2.02(a), are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on such Securities shall be payable, if other than the Person in whose name such Securities (or one or more predecessor Securities) are registered at the close of business on the record date for any such interest;

(4) the date or dates on which the principal of such Securities is payable;

(5) the rate or rates, and if applicable the method used to determine the rate, at which such Securities shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable on such Securities on any interest payment date;

(6) the place or places at which the principal of (and premium, if any, on) and any interest or other amounts due on such Securities shall be payable, such Securities may be surrendered for registration of transfer, such Securities may be surrendered for exchange and notices and demands to or upon the Company in respect of such Securities and this Indenture may be served, if other than as provided in Section 4.02, and the manner in which any payment may be made;

(7) the right, if any, of the Company to redeem such Securities, in whole or in part, at the Company’s option and the period or periods within which, the price or prices at which and any terms and conditions, including the redemption notice period, upon which such Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(8) the obligation, if any, of the Company to redeem, purchase or repay such Securities pursuant to any mandatory redemption, sinking fund or other analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which and any terms and conditions upon which such Securities may be so redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Securities shall be issuable;

(10) if other than the principal amount thereof, the portion of the principal amount of such Securities which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

(11) if other than U.S. Dollars, the currency, currencies, composite currency, composite currencies or currency units in which payment of the principal of (and premium, if any, on) and any interest or other amounts due on such Securities shall be payable and the manner of determining the equivalent thereof in U.S. Dollars for any purpose, including for purposes of applying the definition of “Outstanding” in Section 1.01;

(12) if the principal of (and premium, if any, on) or any interest or other amounts due on such Securities are to be payable, at the election of the Company or a holder thereof, in one or more currencies, composite currencies or currency units, other than that or those in which such Securities are denominated or stated to be payable, the currency, currencies, composite currency, composite currencies or currency units in which payment of the principal of (and premium, if any, on) and any interest or other amounts due on such Securities as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made or the manner in which such amount shall be determined;

(13) if the amount of payments of principal of (and premium, if any, on) or any interest or other amounts due on such Securities may be payable in cash or property and, if payable in property, the type of property in which such payment may be made;

(14) if the amount of payments of principal of (and premium, if any, on) or any interest or other amounts due on such Securities, or the property in which the payments of principal of (and premium, if any, on) or any interest or other amounts due on such Securities may be made, may be determined with reference to one or more Reference Assets and the manner in which such amounts shall be determined;

(15) if such Securities may be converted or exchanged, at the option of the Company or otherwise, into or for securities of other entities not affiliated with the Company or other property (or the cash value thereof) and the specific terms of and period during which such conversion or exchange may be made;

(16) if such Securities will be in book-entry only form and/or if such Securities will be issuable, in whole or in part, as one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Securities, form of any legend or legends which shall be borne by any such Global Security, any addition to, elimination of or other change in the circumstances set forth in Section 2.07(d) in which any such Global Security may be exchanged in whole or in part for Definitive Securities, and whether any transfer of such Global Security in whole or in part may be registered in the name or names of Persons other than the Depositary or a nominee thereof and any other provisions governing exchanges or transfers of any such Global Security;

(17) any trustees, depositaries, authenticating or paying agents, transfer agents and/or registrars, calculation or exchange rate agents or other agents with respect to such Securities;

(18) if such Securities, in whole or any specified part, shall be defeasible pursuant to Sections 14.02 and 14.03, and, if so defeasible, any provisions to permit a pledge of obligations other than U.S. Government Obligations (or the establishment of other arrangements) to satisfy the requirements of Section 14.04 for defeasance of such Securities;

(19) if and under what circumstances the Company will pay Additional Amounts in respect of such Securities and whether the Company has the option to redeem such Securities rather than pay such Additional Amounts and the terms of such redemption;

(20) any provisions relating to the extension of maturity of, or the renewal of, such Securities;

(21) any addition to, elimination of or other change in the Events of Default or covenants with respect to such Securities, including making Events of Default or covenants inapplicable or changing the remedies available to holders of such Securities upon an Event of Default or a failure by the Company to perform a covenant;

(22) the date as of which any such Security shall be dated if other than the date of authentication of the Global Security or Definitive Security representing such Security or the date of original issuance of such Security; and

(23) any other terms of such Securities (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution of the Company or Officer’s Certificate of the Company referred to above or as set forth in an indenture supplemental hereto. If so provided by or pursuant to the Board Resolution of the Company or Officer’s Certificate of the Company or supplemental indenture referred to above, the terms of such Securities to be issued from time to time may be determined by or pursuant to such Board Resolution of the Company,

Officer’s Certificate of the Company or supplemental indenture, as the case may be. All Securities of any one series shall be substantially identical except as to denomination, tenor and payment and other terms, and except as may otherwise be provided by or pursuant to such Board Resolution of the Company, Officer’s Certificate of the Company or supplemental indenture.

SECTION 2.04. Global Securities.

If any Securities of a series, in whole or in part, are issuable as one or more Global Securities, as specified as contemplated by Section 2.03(b), then, notwithstanding clause (9) of Section 2.03(b) and the provisions of Section 2.05, any such Global Security shall represent such of the Securities Outstanding as shall be specified therein or endorsed or notated by the Trustee or the Security Registrar (if other than the Trustee) thereon or on a schedule thereto, and any such Global Security may provide that it shall represent the aggregate amount of Securities Outstanding from time to time specified therein or endorsed or notated by the Trustee or the Security Registrar (if other than the Trustee) thereon or on a schedule thereto and that the aggregate amount of Securities Outstanding represented thereby may from time to time be increased or reduced to reflect any exchanges, transfers, redemptions, repayments or other increases or decreases in the amount of Securities Outstanding represented thereby, which increase or decrease may be endorsed or notated on such Global Security or on a schedule thereto. Any endorsement or notation on a Global Security or on a schedule to a Global Security to reflect the amount, or any increase or decrease in the amount, of Securities Outstanding represented thereby shall be made by the Trustee or the Security Registrar (if other than the Trustee) in such manner and upon instructions given by such Person or Persons as shall be specified in such Global Security or in the Company Order to be delivered to the Trustee pursuant to Section 2.06 or Section 2.08.

Subject to the provisions of Section 2.06 and, if applicable, Section 2.08, the Trustee or the Security Registrar (if other than the Trustee) shall deliver and redeliver any Global Security in the manner and upon instructions given by the Person or Persons specified in such Global Security or in the applicable Company Order. If a Company Order pursuant to Section 2.06 or Section 2.08 has been, or simultaneously is, delivered, any instructions by the Company with respect to an endorsement or notation on a schedule to or delivery or redelivery of a Global Security shall be in writing but need not be represented by a Company Order and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 2.02(a) shall apply to any Securities issuable as one or more Global Securities if such Global Security or Securities were never issued and sold by the Company and the Company delivers to the Trustee or the Security Registrar (if other than the Trustee) the Global Security or Securities together with written instructions (which need not be represented by a Company Order and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.02(a).

SECTION 2.05. Denominations; Record Date; Payment of Interest.

(a) The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 2.03(b). In the absence of any such specified denomination with respect to the Securities of any series, the Securities shall be issuable in denominations of $1,000 and any integral multiple thereof.

(b) The term “record date” as used with respect to an interest payment date for any Security shall mean such day or days as shall be specified in such Security as contemplated by Section 2.03(b); or, if no such day or days are so specified, such term shall mean (1) for any Global Security, the close of business on the business day preceding such interest payment date or (2) for any Definitive Security, the fifteenth calendar day preceding such interest payment date, whether or not such record date is a business day.

Unless otherwise provided as contemplated by Section 2.03(b) with respect to any Securities of a series, the Person in whose name any Security is registered at the close of business on the record date for such interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding the cancellation of such Security upon any registration of transfer or exchange thereof subsequent to such record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Securities are registered on a subsequent record date established by notice given to the extent and in the manner set forth in Section 16.04 by or on behalf of the Company to the holders of such Securities in default not less than 15 calendar days preceding such subsequent record date, such record date to be not less than five calendar days preceding the date of payment of such defaulted interest, or in any other lawful manner acceptable to the Trustee.

(c) Unless otherwise specified by the Company pursuant to Section 2.03(b), the principal of and any premium, interest or other amounts due on any Securities of a series shall be payable at the Corporate Trust Office or any other office or agency maintained pursuant to Section 4.02 in a Place of Payment for such Securities; provided, however, that, at the option of the Company, payment with respect to such Securities may be made by wire transfer or by check mailed to the holders of the Securities entitled thereto at their last addresses as they appear on the Security Register, and provided, further, that if such Securities are represented by one or more Global Securities, payment may be made pursuant to the applicable procedures of the Depositary as in effect at such time.

SECTION 2.06. Execution, Authentication, Delivery and Dating of Securities.

The Securities shall be signed on behalf of the Company by one of its Authorized Officers and may, but need not be, attested by the Secretary or any Assistant Secretary of the Company. Such signatures may be the manual or facsimile signatures of the current or any future such officers. Any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be an Authorized Officer or other proper officer of the Company, although at the date of the execution of this Indenture any such person was not such officer. Securities bearing the manual or facsimile signatures of individuals who were, at the actual date of the execution of such Security, an Authorized Officer or other proper officer of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

The Trustee shall at any time, and from time to time, upon receipt by the Trustee of a Company Order, authenticate Securities executed by the Company and delivered to the Trustee for original issue and deliver such Securities to or upon order of the Company, all as set forth in or pursuant to such Company Order. In authenticating the Securities of a series and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall have received and (subject to Sections 7.01 and 7.02) shall be fully protected in relying on:

(i) The Board Resolution of the Company, Officer’s Certificate of the Company or indenture supplemental hereto establishing the terms and the form of such Securities pursuant to Section 2.03;

(ii) An Officer’s Certificate of the Company delivered in accordance with Section 16.05; and

(iii) One or more Opinions of Counsel, either addressed to the Trustee or permitting reliance by the Trustee, substantially to the following effect:

(A) the form of the Securities has been established in conformity with the provisions of this Indenture;

(B) either (i) the terms of the Securities have been established in conformity with the provisions of this Indenture or (ii) in the case of Securities subject to a Periodic Offering, when the terms of such Securities have been established pursuant to the procedures as may be set forth in an Officer’s Certificate of the Company or a Company Order, such terms will have been established in conformity with the provisions of this Indenture;

(C) such Securities, when executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture, and issued by the Company in the manner and subject to the conditions specified in the Opinion of Counsel, will be valid and legally binding obligations of the Company enforceable in accordance with their terms;

(D) all applicable laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with; and

(E) the Guarantee of such Securities has been duly authorized by the Guarantor and, when the terms of such Securities subject to a Periodic Offering have been established pursuant to the procedures as may be set forth in an Officer’s Certificate of the Company or a Company Order, and when such Securities have been executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture, and issued by the Company in the manner and subject to the conditions specified in the Opinion of Counsel, the Guarantee of such Securities will be the valid and legally binding obligation of the Guarantor enforceable in accordance with its terms.

Such Opinion or Opinions of Counsel may be subject to or qualified by the operation or effect of certain laws and equitable principles and the conditions, limitations and exceptions as set forth in such Opinion or Opinions of Counsel.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by its counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors, board of trustees or executive committee shall determine that such action would expose the Trustee to personal liability to existing holders.

With respect to any Securities of a series offered in a Periodic Offering, the documents required to be delivered to the Trustee pursuant to this Section must be delivered only once at or prior to the first request of the Company for authentication and delivery of the Securities of such series. Such documents delivered to the Trustee pursuant to this Section may include appropriate modifications to the information otherwise required to be set forth in such document to account for the nature of such Periodic Offering, if applicable. Further, with respect to any Company Order relating to Securities of a series subject to a Periodic Offering, (a) such Company Order may be delivered to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver such Securities for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (c) the terms of such Securities shall be established as contemplated by Section 2.03 pursuant to a Company Order or pursuant to such procedures, and (d) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. The Trustee may conclusively rely on the documents delivered pursuant to this Section in connection with the first request of the Company to the Trustee to authenticate Securities of such series unless and until such documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

Unless otherwise specified pursuant to Section 2.03(b) hereof, each Security shall be dated the date of its authentication or the date of original issue of such Security (except as otherwise provided by Board Resolution of the Company, Officer’s Certificate of the Company or indenture supplemental hereto).

SECTION 2.07. Exchange and Registration of Transfer of Securities.

(a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office or agency to be designated in accordance with Section 4.02, a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and transfers of Securities as provided in this Indenture. The Trustee hereby is appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as provided in this Indenture; provided that the Company may, pursuant to Section 2.03(b), designate and appoint a different entity, including an affiliate of the Company, to act as “Security Registrar” for purposes of any series of Securities or particular Securities of a series. The Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. If the Trustee does not act as Security Registrar with respect to any series of Securities or particular Securities of a series, the Company shall ensure that at all reasonable times the Security Register for such series or such Securities shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Security of a series at such office or agency maintained pursuant to Section 4.02 for such purpose in a Place of Payment, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities representing such Security so presented of any authorized denominations for an equal aggregate principal amount and having like form, tenor and payment and other terms, and the Security Registrar shall register the same on the Security Register.

(b) At the option of the holder, Definitive Securities may be exchanged for other Definitive Securities having like tenor and payment and other terms of any authorized denominations and of an equal aggregate principal amount. Definitive Securities to be exchanged shall be surrendered at any such office or agency maintained pursuant to Section 4.02 for such purpose in a Place of Payment, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Definitive Security or Securities that the holder making the exchange shall be entitled to receive, and the Security Registrar shall register the same on the Security Register.

(c) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Each Security presented for registration of transfer or for exchange, redemption or payment, as the case may be, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee or the Security Registrar (if other than the Trustee) duly executed, by the holder thereof or his or her attorney duly authorized in writing.

No service charge shall be made for the registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to the terms of this Indenture not involving any transfer.

If any Securities are to be redeemed in part, neither the Company nor the Security Registrar shall be required (1) to issue, register the transfer of or exchange any such Securities to be redeemed for a period of 15 calendar days before the date fixed for redemption for such Securities, or (2) to exchange or register the transfer of any Security so selected, called or being called for redemption, except, in the case of any such Securities to be redeemed in part, the portion thereof not to be so redeemed.

(d) Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 2.03(b), Definitive Securities shall be issued to all holders of interests in a Global Security in exchange for such interests only if (1) the Depositary notifies the Company that it is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act or otherwise authorized under applicable law or regulation, and, in either case, a successor depositary is not appointed by the Company within 90 calendar days after receiving such notice or becoming aware of the foregoing; (b) the Company, in its sole discretion, elects to issue Definitive Securities; or (c) after the occurrence and continuance of an Event of Default with respect to such Global Security. If the holders of interests in a Global Security are entitled to exchange such interests for Definitive Securities in the circumstances described in this Section 2.07(d) or as specified as contemplated by Section 2.03(b), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee or the Security Registrar (if other than the Trustee) Definitive Securities in aggregate principal amount equal to the principal amount of the holder’s interests in such Global Security executed by the Company. On or after the earliest date on which such interests may be so exchanged, in accordance with instructions given by the Company to the Trustee or the Depositary, as the case may be (which instructions shall be in writing), such Global Security shall be surrendered from time to time by the Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, or to the Security Registrar (if other than the Trustee), to be exchanged, in whole or in part, for Definitive Securities without charge to the holder, and the Trustee shall authenticate and make available for delivery in accordance with such instructions, in exchange for each portion of such Global Security, a like aggregate principal amount of Definitive Securities of authorized denominations; provided, however, that no such exchanges may occur for a period of 15 calendar days next preceding any selection of any such Securities for redemption. Promptly following any such exchange in part, such Global Security should be returned by the Trustee or the Security Registrar (if other than the Trustee) to the Depositary or such other depositary referred to above in accordance with the instructions of the Company referred to above. If a Definitive Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on (i) any record date and before the opening of business at such office or agency on the relevant interest payment date, or (ii) any special record date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest as provided in Section 2.05, interest or defaulted interest, as the case may be, will not be payable on such interest payment date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such interest payment date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such Global Security is payable in accordance with the provisions of this Indenture.

(e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.08. Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute and the Trustee shall, upon Company Order, authenticate and make available for delivery, temporary Securities (typewritten, printed, lithographed or otherwise produced). Such temporary Securities, in any authorized denominations, shall be substantially in the form of the definitive Securities in lieu of which they are issued, in registered form and otherwise in the form and having the terms approved from time to time by or pursuant to a Board Resolution of the Company with such omissions, insertions, substitutions and other variations as may be appropriate for temporary Securities, all as may be determined by the Company, but not inconsistent with the terms of this Indenture or any provision of applicable law.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities in lieu of which such temporary Securities were initially issued upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 4.02 in a Place of Payment for such Securities for the purpose of exchanges, without charge to the holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like aggregate principal amount of definitive Securities, of any authorized denominations and of like tenor, payment and other terms and aggregate principal amount.

Each temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

SECTION 2.09. Mutilated, Destroyed, Lost or Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor, form, payment and other terms and principal amount and bearing a number not contemporaneously used or in use for any other Security issued hereunder.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any Paying Agent harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall, subject to the following paragraph, execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor, form, and payment and other terms and principal amount and bearing a number not contemporaneously used or in use for any other Security issued hereunder.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Each new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other such Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.10. Cancellation.

All Securities surrendered for payment, redemption, exchange or registration of transfer or for credit against any sinking fund payment, as the case may be, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section except as expressly provided by this Indenture. Any cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedures for the disposition of cancelled securities, and the Trustee shall deliver a certificate of such disposal to the Company and the Guarantor.

SECTION 2.11. Book-Entry Only System.

If specified by the Company pursuant to Section 2.03(b) with respect to Securities represented by a Global Security, any Securities may be issued initially in book-entry only form and, if issued in such form, shall be represented by one or more Global Securities registered in the name of the Depositary, or its nominee, designated with respect thereto. So long as such system of registration is in effect, (a) such Securities so issued in book-entry only form will not be issuable in the form of or exchangeable for Definitive Securities except as provided in Section 2.07(d), (b) the records of the Depositary or such other depositary will be determinative for all purposes and (c) neither the Company, the Guarantor, the Trustee nor any Paying Agent, Security Registrar or transfer agent for such Securities will have any responsibility or liability for (i) any aspect of the records relating to or payments made on account of owners of beneficial interests in such Securities, (ii) maintaining, supervising or reviewing any records relating to such beneficial interests, (iii) receipt of notices, voting and requesting or directing the Trustee to take, or not to take, or consenting to, certain actions hereunder, or (iv) the records and procedures of the Depositary.

SECTION 2.12. Security Identification Numbers.

The Company in issuing the Securities may use CUSIP number, ISIN and other similar numbers (if then generally in use), and, if so, the Trustee shall use CUSIP number, ISIN and other similar numbers in notices of redemption as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any changes in the CUSIP number, ISIN and other similar numbers.

ARTICLE THREE

REDEMPTION OF SECURITIES; REPAYMENT AT THE OPTION OF HOLDERS

SECTION 3.01. Redemption of Securities; Applicability of Section.

Redemption of the Securities of a series as permitted or required by the terms thereof shall be made in accordance with the terms of such Securities as specified pursuant to Section 2.03(b) hereof and the applicable provisions of this Article Three; provided, however, that if any provision of any such Securities shall conflict with any provision of this Article Three, the provision of such Securities shall govern. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Securities of a series pursuant to this Section, it shall fix a date for redemption in accordance with this Indenture and the terms of such Securities and notify the Trustee of the same at least 45 calendar days before such date for redemption, unless a shorter period is satisfactory to the Trustee.

For purposes of this Article Three, the terms “Securities of a series” and any similar terms shall mean Securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

SECTION 3.02. Notice of Redemption; Selection of Securities.

Notice of redemption of Securities of a series to be redeemed at the election of the Company shall be given by the Company, or, at the Company’s request, by the Trustee in the name and at the expense of the Company, in the manner and to the extent set forth in Section 16.04. The Company or the Trustee, as the case may be, shall give such notice of redemption at least 10 business days and not more than 60 calendar days prior to the date fixed for redemption (or within such period as otherwise specified as contemplated by Section 2.03(b)) to the holders of such Securities to be redeemed, as a whole or in part. Notice given in such manner shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any such Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of a series. If the Company requests the Trustee to give any notice of redemption, it shall make such request at least ten calendar days prior to the designated date for delivering such notice, unless a shorter period is satisfactory to the Trustee.

Unless otherwise specified as contemplated by Section 2.03(b), each such notice of redemption shall identify the Securities to be redeemed (including applicable CUSIP numbers, ISINs or other similar numbers, if applicable) and also shall specify (a) the date fixed for redemption, (b) the redemption price (or, if not then ascertainable, the manner of calculation thereof) at which such Securities are to be redeemed, (c) if less than all the Outstanding Securities of a series are to be redeemed, the principal amounts (and, in the case of Definitive Securities, the certificate numbers) of such Securities to be redeemed, (d) the Place of Payment where such Securities are to be surrendered for payment of the redemption price and that payment will be made upon presentation and surrender of such Securities, and (e) that interest (if any) accrued to the date fixed for redemption will be paid as specified in such notice, and that on and after the date fixed for redemption, interest (if any) thereon or on the portions of such Securities of the series to be redeemed will cease to accrue. In case any Securities of a series are to be redeemed in part, on and after the date fixed for redemption, upon surrender of such Securities, such Securities will be cancelled and a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued and delivered without charge to the holder, or, if applicable, the decrease in the amount of Securities Outstanding represented by a Global Security will be endorsed or notated thereon or on a schedule thereto by the Trustee or the Security Registrar (if other than the Trustee) in accordance with Section 2.04.

On or before 10:00 a.m. (local time at the Place of Payment) on the redemption date specified in the notice of redemption given as provided in this Section, or such other date and time as may be agreed by the Trustee, any relevant Paying Agent and the Company, the Company will deposit in trust with the Trustee or with one or more Paying Agents an amount of money sufficient to redeem on the redemption date all or any portion of the Securities of a series so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption.

If less than all the Securities of a series are to be redeemed, the Company will give the Trustee adequate written notice at least 45 calendar days in advance (unless a shorter notice shall be satisfactory to the Trustee) as to the aggregate principal amount of the Securities of such series to be redeemed.

If less than all the Securities of a series are to be redeemed, the Securities to be redeemed shall be selected (a) with respect to Securities of a series issued in book-entry only form and represented by one or more Global Securities, in accordance with the applicable procedures of the Depository, or (b) with respect to Securities of a series represented by Definitive Securities, in such manner as may be agreed by the Company and the Trustee not more than 60 calendar days prior to the date of redemption. The portion of the principal amount of Securities of a series so selected for partial redemption and the unredeemed portion of the principal amount of Securities of such series shall be equal to the minimum authorized denomination for such Securities or any integral multiple thereof.

SECTION 3.03. Payment of Securities Called for Redemption.

If notice of redemption has been given as above provided, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after such date fixed for redemption (unless the Company shall default in the payment of such Securities at the redemption price, together with any interest accrued to such date fixed for redemption) interest on such Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.06 and 12.02, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest, if any, to the date fixed for redemption.

On presentation and surrender of such Securities subject to redemption at the Place of Payment and in the manner specified in such notice, such Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption; provided that, unless otherwise specified as contemplated by Section 2.03(b), any payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the holders of such Securities registered as such at the close of business on the relevant record date, subject to the terms and provisions of Section 2.05. At the option of the Company, payment may be made by wire transfer or by check mailed to the holders of the Securities entitled thereto at their last addresses as they appear on the Security Register, provided that, with respect to any Securities of a series represented by one or more Global Securities, payment may be made pursuant to the applicable procedures of the Depositary as in effect on such date fixed for redemption.

Any Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or such holder’s attorney duly authorized in writing), and upon such presentation, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the principal of the Security so presented, or the Security so presented that continues to represent the unredeemed portion of principal may be returned, if feasible, by the Trustee or the Security Registrar (if other than the Trustee) to the Depositary or such other depositary as may be referred to in any instructions from the Company regarding the return of such Security.

Notwithstanding the foregoing, on each occasion on which Securities of a series represented by a Global Security are redeemed in part pursuant to this Article Three, the resulting decrease in the amount of Securities of such series Outstanding represented thereby will be endorsed or notated thereon or on a schedule thereto by the Trustee or the Security Registrar (if other than the Trustee) in accordance with Section 2.04.

SECTION 3.04. Redemption Suspended During Event of Default.

No Securities of a series shall be redeemed (unless all such Securities of a series then Outstanding are to be redeemed) nor shall any notice of redemption of Securities of a series be given during the continuance of any Event of Default with respect to such Securities of which a Responsible Officer of the Trustee has actual knowledge or of which the Trustee has notice as described in Section 7.02(i) hereof, except that where the giving of notice of redemption of the Securities of a series shall theretofore have been made, the Trustee shall redeem such Securities, provided funds are deposited with the Trustee for such purpose in accordance with the terms of this Indenture. Except as aforesaid, any money theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default of which a Responsible Officer of the Trustee has actual knowledge or of which the Trustee has notice as described in Section 7.02(i), be held in trust for the benefit of the securityholders and applied in the manner set forth in Section 6.06; provided, however, that in case such Event of Default shall have been waived as provided herein or otherwise cured, such money shall thereafter be held and applied in accordance with the provisions of this Article.

SECTION 3.05. Repayment at the Option of Holders.

The provisions of this Section 3.05 shall be applicable to Securities of a series that are subject to repayment at the option of the holders thereof before their maturity, except as otherwise specified as contemplated by Section 2.03(b) for the Securities of such series. The terms of the Securities of such series may require a holder to request a minimum amount or number of Securities to be repaid on any date fixed for repayment.

Notice and confirmation of a required repayment by the Company of Securities of a series to be repaid as a whole or in part at the option of the holders shall be given by each holder in the manner and at the time specified in the terms of such Securities pursuant to Section 2.03(b). The notice of repayment from each such holder shall specify the principal amount or number of each Security of such series held by such holder to be repaid and that arrangements will be made for the presentation and surrender of such Securities and that on and after said date, interest thereon or on the portions thereof to be repaid will cease to accrue.

On or before the repayment date specified in the terms of the Securities as provided for in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to repay on the repayment date all the Securities of such series submitted for repayment at the appropriate repayment price, together with accrued interest, if any, to the date fixed for repayment.

If notice of election for repayment has been given by each holder as provided in this Section, the Securities of the series or portions of Securities of the series specified in such notice shall become due and payable on the date and at the place set forth in the terms of such Securities at the applicable repayment price, together with interest accrued, if any, to the date fixed for repayment, and on and after said date (unless the Company shall default in the payment of such Securities at the repayment price, together with interest accrued to said date, if any) interest on the Securities or portions of Securities so subject to repayment shall cease to accrue, and, except as provided in Sections 6.06 and 12.02, such Securities shall, from and after the date fixed for repayment, cease to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the repayment price thereof and unpaid interest, if any, to the date fixed for repayment. On presentation and surrender of such Securities at a Place of Payment specified in the terms of such Securities, those Securities or the specified portions thereof shall be paid and purchased by the Company at the applicable repayment price, together with interest accrued thereon, if any, to the date fixed for repayment; provided that any payment of interest becoming due on or prior to the date fixed for repayment shall be to the holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.05 hereof.

ARTICLE FOUR

PARTICULAR COVENANTS OF THE COMPANY AND THE GUARANTOR

SECTION 4.01. Payment of Principal, Premium and Interest.

The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any, on) and any interest and other amounts due (including any Additional Amounts) on each of the Securities of a series at the place, at the respective times and in the manner provided in the terms of the Securities and this Indenture.

SECTION 4.02. Offices for Notices and Payments, etc.

As long as any of the Securities remain Outstanding, the Company will maintain in each Place of Payment for such Securities an office or agency where such Securities may be presented or surrendered for payment, where such Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or the Guarantor in respect of such Securities and this Indenture may be served.

The Company will give to the Trustee notice of the location of each such office or agency and of any change in the location thereof. In case the Company shall fail to maintain any such office or agency as required, or shall fail to give such notice of the location or of any change in the location thereof, presentations and surrenders of any Securities may be made and notices and demands may be served at the Corporate Trust Office of the Trustee, and each of the Company and the Guarantor hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where any series of Securities or any particular Securities of a series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for any Securities for such purposes. The Company will give prompt written notice to the Trustee and the holders of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 2.03(b), the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the applicable procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

SECTION 4.03. Provisions as to Paying Agent.

(a) Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to any series of Securities or any particular Securities of a series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section:

(1) that it will hold sums held by it as such Paying Agent for the payment of the principal of (and premium, if any, on) or any interest or other amounts due on such Securities (whether such sums have been paid to it by the Company or by any other obligor on such Securities) in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided and will notify the Trustee of the receipt of sums to be so held;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of (or premium, if any, on) or any interest or other amounts due on such Securities when the same shall be due and payable; and

(3) that at any time when any such failure has occurred and is continuing, it will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or any interest or other amounts due on such Securities, set aside, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or any interest or other amounts so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided. The Company will promptly notify the Trustee of any failure to take such action.

(c) Whenever the Company shall have one or more Paying Agents with respect to any Securities, it will, on or prior to each due date of the principal of (and premium, if any, on) or any interest or other amounts due on such Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or any interest or other amounts, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or other amounts due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(d) Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to one or more or all Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Securities by it or any Paying Agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 12.03 and 12.04.

SECTION 4.04. Statement as to Compliance.

Each of the Company and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing on April 30, 2017, a written statement signed by the Treasurer of the Company or the Guarantor, as the case may be, or an Authorized Officer of the Company or any Senior Vice President, Managing Director or other appropriate officer serving under the Treasurer of the Guarantor, as the case may be, and by the principal executive officer, principal financial officer or principal accounting officer of the Company or the Guarantor, as the case may be, stating, as to each signer thereof, that:

(a) a review of the activities of the Company or the Guarantor, as the case may be, during such year and of performance under this Indenture has been made under his or her supervision; and

(b) to the best of his or her knowledge, based on such review, the Company or the Guarantor, as the case may be, has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him or her and the nature and status thereof.

SECTION 4.05. Waiver of Covenants.

The Company or the Guarantor may omit in any particular instance to comply with any covenant or condition set forth in this Indenture if before or after the time for such compliance the holders of a majority in aggregate principal amount of all Outstanding Securities affected thereby, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all of the Securities of such series) shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Guarantor, as applicable, and any duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 4.06. Limitation on Sale or Issuance of Capital Stock of Principal Subsidiary Bank.

Subject to the provisions of Article Eleven, the Guarantor will not sell, assign, transfer or otherwise dispose of, or permit the issuance of, or permit a subsidiary to sell, assign, transfer or dispose of, any shares of Capital Stock of, or any securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Capital Stock of, any Principal Subsidiary Bank or any subsidiary which owns shares of Capital Stock of, or any securities convertible into or options, warrants or rights to subscribe for or purchase shares of Capital Stock of, any Principal Subsidiary Bank, except:

(a) any sale, assignment, transfer or other disposition or issuance made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director; or

(b) any sale, assignment, transfer or other disposition or issuance for not less than fair market value (as determined by the Board of the Guarantor, such determination being evidenced by a Board Resolution of the Guarantor, which determination shall be conclusive), if, after giving effect to such disposition and to conversion of any shares or securities convertible into Capital Stock of a Principal Subsidiary Bank, the Guarantor would own directly or indirectly not less than 80% of each class of the Capital Stock of such Principal Subsidiary Bank (or any successor thereto); or

(c) any sale, assignment, transfer or other disposition or issuance made in compliance with an order of a court or regulatory authority of competent jurisdiction; or

(d) any sale by a Principal Subsidiary Bank (or any successor thereto) of additional shares of its Capital Stock to its stockholders at any price, so long as (1) prior to such sale the Guarantor owns, directly or indirectly, shares of the same class and (2) immediately after such sale, the Guarantor owns, directly or indirectly, at least as great a percentage of each class of Capital Stock of such Principal Subsidiary Bank as it owned prior to such sale of additional shares; or

(e) any sale by a Principal Subsidiary Bank (or any successor thereto) of additional securities convertible into shares of its Capital Stock to its stockholders at any price, so long as (1) prior to such sale the Guarantor owns, directly or indirectly, securities of the same class and (2) immediately after such sale the Guarantor owns, directly or indirectly, at least as great a percentage of each class of such securities convertible into shares of Capital Stock of such Principal Subsidiary Bank as it owned prior to such sale of additional securities; or

(f) any sale by a Principal Subsidiary Bank (or any successor thereto) of additional options, warrants or rights to subscribe for or purchase shares of its Capital Stock to its stockholders at any price, so long as (1) prior to such sale the Guarantor owns, directly or indirectly, options, warrants or rights, as the case may be, of the same class and (2) immediately after such sale, the Guarantor owns, directly or indirectly, at least as great a percentage of each class of such options, warrants or rights, as the case may be, to subscribe for or purchase shares of Capital Stock of a Principal Subsidiary Bank as it owned prior to such sale of additional options, warrants or rights; or

(g) any issuance of shares of Capital Stock, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Capital Stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of Capital Stock, or securities convertible into, or options, warrants or rights to acquire Capital Stock of any Principal Subsidiary Bank to the Guarantor or another Wholly Owned Subsidiary.

The Trustee shall have no duty or responsibility to monitor compliance with this Section 4.06.

SECTION 4.07. Notice of Default.

Within five business days of its becoming aware of any Default or Event of Default, the Company shall file with the Trustee written notice of the occurrence of any such Default or Event of Default setting forth the details of such Default or Event of Default.

SECTION 4.08. Determination of Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts, the Company will pay to the holder of any such Security Additional Amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

SECTION 4.09. Tax Matters.

The Trustee shall be entitled to make all payments on any Securities net of any tax required to be withheld by applicable law.

Each of the Company and the Trustee shall cooperate in providing the other party with such information that is reasonably requested in connection with each party’s compliance with applicable law.

ARTICLE FIVE

SECURITYHOLDER LISTS AND REPORTS BY THE COMPANY, THE GUARANTOR AND THE TRUSTEE

SECTION 5.01. Securityholder Lists.

The Company and the Guarantor will furnish or cause to be furnished to the Trustee (1) semiannually, not later than January 15 and July 15 in each year, when any Securities of a series are Outstanding, a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of such Securities as of such date, and (2) at such other times as the Trustee may request in writing, within 30 calendar days after receipt by the Company and the Guarantor of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of any particular Securities or Securities of a particular series specified by the Trustee, in each case as of a date not more than 15 calendar days prior to the time such information is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar with respect to any such Securities, such list shall not be required to be furnished.

SECTION 5.02. Preservation and Disclosure of Lists; Communications Among Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Outstanding Securities contained in the most recent list furnished to it as provided in Section 5.01 or prepared by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) The rights of holders to communicate with other holders with respect to their rights under this Indenture or under any Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

(c) Each and every holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that neither the Company, the Guarantor or the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be deemed to be in violation of any law or shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under the Trust Indenture Act.

SECTION 5.03. Reports by the Company and the Guarantor.

So long as any Securities are Outstanding hereunder, the Company and the Guarantor shall file with the Trustee and the Commission and transmit to the holders such information, documents and other reports, and such summaries thereof, as may be required by the Trust Indenture Act at the times and in the manner provided pursuant thereto; provided that any such information, documents or reports filed electronically with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the Trustee and transmitted to the holders at the same time as filed with the Commission. Delivery of such reports, information and documents to the Trustee and transmission thereof to the holders is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information or documents. The Trustee’s receipt of such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate of the Company or the Guarantor, as the case may be).

SECTION 5.04. Reports by the Trustee.

(a) The Trustee shall transmit to holders of any Outstanding Securities such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, on or about July 15, 2017 and on or before 60 calendar days after May 15 of each year thereafter, so long as any Securities are Outstanding hereunder, deliver to the holders a brief report covering the preceding 12-month period that complies with the provisions of Section 313(a) of the Trust Indenture Act.

(b) A copy of each such report shall, at the time of such transmission to holders of Securities, be filed by the Trustee with any securities exchange upon which the Securities are listed and also with the Commission, the Company and the Guarantor. The Company agrees to promptly notify the Trustee when and as any Securities become listed on any securities exchange and any delisting thereof.

ARTICLE SIX

REMEDIES

SECTION 6.01. Events of Default; Acceleration of Maturity.

Except as may otherwise be provided pursuant to Section 2.03(b) for all or any particular Securities of any series, “Event of Default,” wherever used herein with respect to such Securities, means any one of the following events (whatever the reason for such Event of Default and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of the principal of (or premium, if any, on) such Securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(b) default in the payment of any installment of interest or other amounts due (other than principal, premium, if any, or other amounts payable at maturity or upon redemption) upon such Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 calendar days; or

(c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in such Securities or in this Indenture contained for a period of 90 calendar days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Outstanding Securities affected thereby; or

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive calendar days; or

(e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(f) any other Event of Default provided with respect to such Securities.

Unless otherwise specified as contemplated by Section 2.03(b), if an Event of Default described in clause (a), (b), (c) or (f) shall have occurred and be continuing, then, and in each and every such case, unless the principal amount of any such Securities shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Outstanding Securities affected thereby, by notice in writing to the Company and the Guarantor (and to the Trustee if given by holders), may declare the principal amount (or, if any such affected Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such

Securities) of all the Outstanding Securities affected thereby to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. Unless otherwise specified as contemplated by Section 2.03(b), if an Event of Default described in clause (d) or (e) shall have occurred and be continuing, then, and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Company and the Guarantor (and to the Trustee if given by holders), may declare the principal (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) of all the Securities to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

No Event of Default with respect to any particular Securities of a series, except with respect to an Event of Default under Section 6.01(d) or (e), shall constitute an Event of Default with respect to any other Securities (whether of the same or different series).

For the avoidance of doubt, no Event of Default shall occur with respect to any Securities, and nothing herein contained shall be deemed to authorize the Trustee to exercise any remedy against the Company or the Guarantor with respect to any Securities, in each case solely as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of any proceedings relative to the Guarantor under the United States Federal bankruptcy laws, as now or hereafter constituted, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or the commencement of any other applicable United States Federal or State bankruptcy, insolvency, resolution or other similar law now or hereafter in effect, or solely as a result of, or because it is related directly or indirectly to, the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Guarantor or for any substantial part of its property or solely as a result of, or because it is related directly or indirectly to, the institution of any other comparable judicial or regulatory proceedings relative to the Guarantor, or to the creditors or property of the Guarantor.

SECTION 6.02. Rescission and Annulment.

Except as may otherwise be provided pursuant to Section 2.03(b) for all or any particular Securities of any series, the provisions in Section 6.01 are subject to the condition that, if at any time after the principal of the Securities to which any one or more Events of Default are applicable shall have been so declared due and payable, and before any judgment or decree for the payment of the money due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum of money sufficient to pay all matured installments of interest or other amounts due on all such Securities and the principal of (and premium, if any, on) (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) all such Securities, which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any) and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in such Securities (or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption or acceleration of such series, as the case may be), to the date of such payment or deposit, and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith, and any and all defaults under the Indenture, other than the nonpayment of the principal of such Securities which shall have become due by acceleration, shall have been remedied; then and in every such case the holders of a majority in aggregate principal amount of such affected Securities then Outstanding, by written notice to the Company, the Guarantor and the Trustee, may waive all defaults with respect to that series or with respect to all such affected Securities treated as a single class and rescind and annul such declaration and its consequences; provided that no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the securityholders, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the securityholders, as the case may be, shall continue as though no such proceedings had been taken.

SECTION 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any installment of interest or other amounts due (other than principal, premium, if any or other amounts payable at maturity or upon redemption) on any Securities when such interest becomes due and payable and such default continues for a period of 30 calendar days, or

(2) default is made in the payment of the principal or premium, if any, of any Securities at the maturity thereof, including any maturity occurring by reason of a call for redemption or otherwise,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the holders of such Securities, the whole amount that shall have become due and payable on such Securities for principal or premium, if any, and interest and other amounts due, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by such Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the securityholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04. Trustee May File Proofs of Claim.

In the case of the pendency of a receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or their creditors, the

Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal and premium, if any, and any interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the holders of Securities allowed in such judicial proceeding; and

(ii) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each holder of Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the holders of the Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan or reorganization or arrangements or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of the holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder of a Security in any such proceeding.

SECTION 6.05. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Securities in respect of which such judgment has been recovered.

SECTION 6.06. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or any interest or other amounts due, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal of and premium, if any, and any interest and other amounts due on the Securities, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities, for principal and any interest, respectively; and

THIRD: To the Company or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

SECTION 6.07. Limitation on Suits.

No holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such Securities;

(2) the holders of not less than 25% in principal amount of such Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such holder or holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of such Securities then Outstanding;

it being understood and intended that no one or more holders of any Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such holder of Securities or to obtain or to seek to obtain priority or preference over any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such holders of Securities.

SECTION 6.08. Unconditional Right of Securityholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Sections 2.05 and 3.02) any interest or other amounts due on such Security on the respective stated maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

SECTION 6.09. Restoration of Rights and Remedies.

If the Trustee or any holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case the Company, the Trustee and the holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the holders shall continue as though no such proceeding has been instituted.

SECTION 6.10. Rights and Remedies Cumulative.

Except as provided in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any holder of any Security to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Securities.

SECTION 6.12. Control by Securityholders.

The holders of a majority in principal amount of the Outstanding Securities affected thereby shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(1) such direction shall not be in conflict with any statute or rule of law or with this Indenture;

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3) the Trustee need not take any action which it in good faith determines might involve it in personal liability or be unjustly prejudicial to the securityholders not consenting.

SECTION 6.13. Waiver of Past Defaults.

Except as may otherwise be provided as contemplated by Section 2.03(b) for all or any particular Securities of any series, the holders of a majority in aggregate principal amount of the Outstanding Securities affected thereby may, on behalf of the holders of all such affected Securities, waive any past default hereunder and its consequences, except a default

(1) in the payment of the principal of, premium, if any, or any interest or other amounts due on any such Securities; or

(2) in respect of a covenant or provision hereof that pursuant to Article Ten cannot be modified or amended without the consent of the holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist with respect to such Securities, and any Default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.14. Undertaking for Costs.

All parties to this Indenture agree, and each holder of any Security, by such holder’s acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder, or group of holders, holding in the aggregate more than ten percent in principal amount of the Outstanding Securities affected thereby, or to any suit instituted by any holder of any Securities for the enforcement of the payment of the principal of, premium, if any, any interest or other amounts payable on such Securities on or after the respective stated maturities expressed in such Securities (or, in the case of redemption, on or after the redemption date, except, in the case of a partial redemption, with respect to the portion not so redeemed).

SECTION 6.15. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension laws wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN

CONCERNING THE TRUSTEE

SECTION 7.01. Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to any Securities and after the curing of all Events of Default of such Securities which may have occurred, undertakes to perform such duties and only such duties with respect to such Securities as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default with respect to any Securities series has occurred (which has not been cured), the Trustee shall exercise with respect to such Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) prior to the occurrence of an Event of Default with respect to any Securities and after the curing of all Events of Default with respect to such Securities which may have occurred, the duties and obligations of the Trustee with respect to such Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Securities pursuant to Section 6.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) No provision of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02. Certain Rights of the Trustee.

Subject to the provisions of Section 7.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution of the Company or the Guarantor may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company or the Guarantor, as the case may be; and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company or the Guarantor, as the case may be;

(c) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice of its counsel or any relevant Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of any Securities pursuant to the provisions of this Indenture, unless such holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in its discretion to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, and the Company shall reimburse the Trustee for reasonable expenses of such inquiry or investigation made at the Trustee’s discretion;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and, if such notice is delivered by the Company, such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder; and

(k) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers of the Company authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03. No Responsibility for Recitals, etc.

The recitals contained herein and in the Securities, other than the Trustee’s certificate of authentication, shall be taken as the statements of the Company or the Guarantor, as the case may be, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities (other than the Trustee’s certificate of authentication thereon). The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 7.04. Ownership of Securities.

The Trustee, any authenticating agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantor or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.08(b) and 7.12, may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not Trustee, authenticating agent, Paying Agent, Security Registrar or such other agent of the Company or the Guarantor or of the Trustee.

SECTION 7.05. Money to be Held in Trust.

Subject to the provisions of Section 12.04 hereof, all money received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds, except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except such as it may agree in writing with the Company to pay thereon.

SECTION 7.06. Compensation and Expenses of Trustee.

The Company and the Guarantor, jointly and severally, covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder as the Company, the Guarantor and the Trustee shall from time to time agree in writing (which to the extent permitted by law shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided, the Company or the Guarantor, as the case may be, will pay or reimburse the Trustee forthwith upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee’s negligence, willful misconduct or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make and to be reimbursed for, advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company and the Guarantor, jointly and severally, also covenant to indemnify the Trustee and any predecessor Trustee for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon or measured or determined by the income of the Trustee) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company and the Guarantor under this Section shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

To secure the Company’s and the Guarantor’s obligations under this Section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and any interest or other amounts due on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or similar law.

SECTION 7.07. Officer’s Certificate as Evidence.

Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate of the Company or the Guarantor, as the case may be, delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08. Eligibility of Trustee; Disqualification.

(a) The Trustee for all Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by United States Federal, State or District of Columbia authority. Such corporation shall have its principal place of business in the United States of America. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.09.

The provisions of this Section 7.08(a) are in furtherance of and subject to Section 310(a) of the Trust Indenture Act of 1939.

(b) The Trustee shall comply with Section 310(b) of the Trust Indenture Act. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or a trustee under any other indenture, a Paying Agent under any paying agency agreement, a fiscal agent under any fiscal agency agreement or a warrant agent under any warrant agreement, of the Company or the Guarantor.

SECTION 7.09. Resignation or Removal of Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to any particular Securities or the Securities of one or more or all series by giving at least 30 calendar days’ written notice of resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the applicable Securities by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 calendar days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any Securities after written request therefor by the Company or by any securityholder who has been a bona fide holder of such Securities for at least six months, or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 with respect to any Securities and shall fail to resign after written request therefor by the Company or by any such securityholder, or

(3) the Trustee shall become incapable of acting with respect to any Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable Securities and appoint a successor trustee with respect to such Securities by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.14, any securityholder of such Securities who has been a bona fide holder of such Securities for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such Securities. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Securities of all series (voting as one class) at the time Outstanding may at any time remove the Trustee with respect to Securities of all series by giving at least 30 calendar days’ written notice to the Company, the Guarantor and the Trustee and appoint a successor trustee with respect to the Securities of all series.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon the appointment of a successor trustee and the acceptance of appointment by the successor trustee as provided in Section 7.10.

SECTION 7.10. Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and the Guarantor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to the applicable Securities shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the predecessor trustee. Upon request of any such successor trustee, the Company and the Guarantor shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee, including the initial Trustee, ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

In case of the appointment hereunder of a successor trustee with respect to certain (but not all) Securities hereunder, the Company, the Guarantor, the predecessor Trustee and each successor trustee with respect to the applicable Securities shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified and eligible under the provisions of this Article Seven.

Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall provide notice of the succession of such trustee hereunder to all holders of the applicable Securities in the manner described in Section 16.04. If the Company fails to provide such notice in the prescribed manner within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be provided in the manner described in Section 16.04 at the expense of the Company.

SECTION 7.11. Successor by Merger, etc.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified and eligible under the provisions of this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.12. Limitations on Rights of Trustee as Creditor.

If and when the Trustee shall be or become a creditor of the Company or the Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or the Guarantor (or any such other obligor).

SECTION 7.13. Notice of Default.

Within 90 calendar days after the occurrence of any default on any Securities hereunder, the Trustee shall transmit to all securityholders of such Securities, in the manner and to the extent provided in Section 16.04, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of or interest on any Security or on the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the securityholders; and provided, further, that in the case of any default of the character specified in clause (c) of Section 6.01 no such notice to securityholders shall be given until at least 30 calendar days after the occurrence thereof.

SECTION 7.14. Appointment of Authenticating Agent.

The Trustee may appoint, with the approval of the Company and the Guarantor, an authenticating agent or agents (which may be an affiliate or affiliates of the Company) with respect to any Securities which shall be authorized to act on behalf of the Trustee to authenticate such Securities issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.09, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Unless otherwise agreed by the Trustee, the Company and the Guarantor, each authenticating agent shall be acceptable to the Company and the Guarantor and shall be a corporation having at all times a combined capital and surplus of not less than $50,000,000 and that is subject to supervision or examination by United States Federal or State or District of Columbia authority, or the equivalent foreign authority in the case of an authenticating agent that is not organized and doing business under the laws of the United States of America or any State thereof or of the District of Columbia. If such authenticating agent publishes reports of condition at least annually, pursuant to any applicable law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such authenticating agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section, such authenticating agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such authenticating agent, shall continue to be an authenticating agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

An authenticating agent may resign at any time by giving written notice thereof to the Trustee and to the Company and the Guarantor. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice thereof to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor authenticating agent which shall be acceptable to the Company and shall promptly give notice of such appointment to all holders of Securities in the manner and to the extent provided in Section 16.04. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section as may be agreed by the Company and such authenticating agent.

If an appointment of an authentication agent with respect to any Securities is made pursuant to this Section, the certificate of authentication to be borne by such Securities shall be substantially in the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

Dated:	By:	, as
Authenticating Agent

By:
Authorized Signatory

If all of the Securities of a series may not be originally issued at one time, and the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing, shall appoint in accordance with this Section an authenticating agent (which, if so requested by the Company, shall be such affiliate of the Company or the Guarantor) having an office in a Place of Payment designated by the Company with respect to such Securities, provided that the terms and conditions of such appointment are acceptable to the Trustee.

ARTICLE EIGHT

CONCERNING THE SECURITYHOLDERS

SECTION 8.01. Action by Securityholders.

Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any authorization, notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by securityholders in person or by agent or proxy duly appointed in writing, or (b) by the record of the holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of securityholders of such Securities duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of securityholders.

In determining whether the holders of a specified percentage in aggregate principal amount of the Securities of any or all series have taken any action (including the making of any demand or request, the giving of any authorization, direction, notice, consent or waiver or the taking of any other action), (i) the principal amount of any Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable upon an Event of Default pursuant to the terms of such Original Issue Discount Security at the time the taking of such action is evidenced to the Trustee, and (ii) the principal amount of a Security denominated in a foreign currency or currency unit shall be the U.S. Dollar equivalent, determined as of the date of original issuance of such Security in accordance with Section 2.03(b) hereof, of the principal amount of such Security.

SECTION 8.02. Proof of Execution by Securityholders.

Subject to the provisions of Section 7.01, 7.02 and 9.05, proof of the execution of any instrument by a securityholder or its agent or proxy, or of the holding by any Person of a Security, shall be sufficient and conclusive in favor of the Trustee and the Company if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

The record of any securityholders’ meeting shall be proved in the manner provided in Section 9.06.

SECTION 8.03. Who Are Deemed Absolute Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may deem the person in whose name such Security shall be registered upon the Security Register to be, and may treat him or her as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment of or on account of the principal of (and premium, if any) and, subject to the provisions of Sections 2.05 and 2.07, any interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his or her order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Guarantor, the Trustee, or any agent of the Company, the Guarantor or of the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and holders of interests in any Global Security, as the case may be, the operation of customary practices governing the exercise of the rights of the Depositary as holder of such Global Security.

SECTION 8.04. Company-Owned Securities Disregarded.

In determining whether the holders of the required aggregate principal amount of Securities have provided any request, demand, authorization, notice, direction, consent or waiver under this Indenture, Securities which are owned by the Company, the Guarantor or any other obligor on the Securities, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the Guarantor or any other obligor on the Securities, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the Guarantor or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 8.05. Revocation of Consents; Future Securityholders Bound.

At any time prior to the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security, the identifying number of which is shown by the evidence to be included in the Securities the holders of which have consented to such action, may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Security issued upon registration of transfer of or in exchange or substitution therefor in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Guarantor, the Trustee and the holders of all the Securities.

SECTION 8.06. Record Date.

The Company may, but shall not be obligated to, set a record date for purposes of determining the identity of holders of Securities of any series entitled to vote or consent to any action by vote or consent or to otherwise take any action under this Indenture authorized or permitted by Section 6.12 or Section 6.13 or otherwise under this Indenture. Such record date shall be the later of the date 20 calendar days prior to the first solicitation of such consent or vote or other action or the date of the most recent list of holders of such Securities delivered to the Trustee pursuant to Section 5.01 prior to such solicitation. If such a record date is fixed, those persons who were holders of such Securities at the close of business on such record date shall be entitled to vote or consent or take such other action, or to revoke any such action, whether or not such persons continue to be holders after such record date, and for that purpose the Outstanding Securities shall be computed as of such record date.

ARTICLE NINE

SECURITYHOLDERS’ MEETINGS

SECTION 9.01. Purposes of Meeting.

A meeting of holders of any or all series of Securities may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

(a) to give any notice to the Company, the Guarantor or to the Trustee, or to give any directions to the Trustee, or to waive any default hereunder and its consequences, or to take any other action authorized to be taken by securityholders pursuant to any of the provisions of Article Six;

(b) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 9.02. Call of Meetings by Trustee.

The Trustee may at any time call a meeting of securityholders of any or all series to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the securityholders of any or all series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section 16.04 not less than 20 nor more than 180 calendar days prior to the date fixed for the meeting.

SECTION 9.03. Call of Meetings by Company or Securityholders.

In case at any time the Company, pursuant to a Board Resolution, or the holders of at least ten percent in aggregate principal amount of the Securities of any or all series, as the case may be, then Outstanding, shall have requested the Trustee to call a meeting of securityholders of any or all series to take any action authorized in Section 9.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have provided notice of such meeting in the manner provided in Section 16.04 within 30 calendar days after receipt of such request, then the Company or the holders of such Securities in the amount above specified may determine the time and the place for such meeting and may call such meeting by giving notice thereof as provided in Section 9.02.

SECTION 9.04. Qualifications for Voting.

To be entitled to vote at any meeting of securityholders a person shall be a holder of one or more Securities of such series Outstanding with respect to which a meeting is being held or a person appointed by an instrument in writing as proxy by such a holder or holders. The only persons who shall be entitled to be present or to speak at any meeting of the securityholders of any series shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Guarantor and their counsel.

SECTION 9.05. Regulations.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of securityholders of a series, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Article Eight and the appointment of any proxy shall be proved in the manner specified in Article Eight or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Article Eight to certify to the holding of Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Article Eight or other proof.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by securityholders as provided in Section 9.03, in which case the Company or the securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

Subject to the provisions of Sections 8.01 and 8.04, at any meeting each securityholder or proxy shall be entitled to one vote for each $1,000 (or the U.S. Dollar equivalent thereof in connection with Securities issued in a foreign currency or currency unit) Outstanding principal amount of Securities of such series held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a securityholder or proxy. Any meeting of securityholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be reconvened without further notice.

SECTION 9.06. Voting.

The vote upon any resolution submitted to any meeting of securityholders shall be by written ballot on which shall be subscribed the signatures of the securityholders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Securities held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall be signed and verified by the chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE TEN

SUPPLEMENTAL INDENTURES

SECTION 10.01. Supplemental Indentures without Consent of Holders.

Without the consent of any holders of Securities, the Company and the Guarantor, when authorized by or pursuant to a Board Resolution of their respective Boards, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to evidence the merger or consolidation of the Company or the Guarantor with or into any other Person or the sale, conveyance or transfer of substantially all the assets of the Company or the Guarantor to any other Person, in each case pursuant to Article Eleven hereof, and the assumption by any such successor of the covenants, agreements and obligations of the Company or the Guarantor, as the case may be, herein and in the Securities, and in the case of the merger of the Company with and into the Guarantor, to evidence the elimination of the Guarantee and related provisions hereof;

(b) to add to the covenants of the Company or the Guarantor such further covenants, restrictions, conditions or provisions, to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide, for the benefit of the holders of all or any Securities of any series (and if for the benefit of the holders of less than all Securities of any series, stating that such additional covenants, restrictions, conditions, provisions or Event of Default are expressly being included solely for the benefit of such Securities within such series), or to surrender any right or power herein conferred upon the Company or the Guarantor with regard to all or any Securities of any series (and if any such surrender is to be made with regard to less than all Securities of any series, stating that such surrender is expressly being made solely with regard to such Securities within such series);

(c) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of Securities of any series in any material respect;

(d) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar United States Federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act or any corresponding provision in any similar United States Federal statute hereafter enacted;

(e) to add to, change or eliminate any of the provisions of this Indenture in respect of all or any Securities of any series (and if such addition, change or elimination is to apply with respect to less than all Securities of any series, stating that it is expressly being made to apply solely with respect to such Securities within such series), provided that any such addition, change or elimination (i) shall not apply to any Securities issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision or (ii) shall become effective only when there are no such Securities Outstanding;

(f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provisions contained herein or in any supplemental indenture or to make such other provisions in regard to matters or questions arising under this Indenture, provided such other provisions shall not adversely affect in any material respect the interests of the holders of the Outstanding Securities affected thereby;

(g) to evidence and provide for the acceptance and appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to Section 7.11; and

(h) to establish the form or terms of all or any Securities of any series as permitted by Section 2.03.

The Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. No supplemental indenture shall be effective as against the Trustee unless and until the Trustee has duly executed and delivered the same.

SECTION 10.02. Supplemental Indentures with Consent of Holders.

With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of all Outstanding Securities affected by such supplemental indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series), the Company and the Guarantor, when authorized by or pursuant to a Board Resolution of their respective Boards, and the Trustee may from time to time and at any time enter into indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of such affected Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Outstanding Security affected thereby, extend the stated maturity of any Securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest or other amounts due thereon, or reduce any amount payable on redemption thereof, except in accordance with the terms of such Securities established as contemplated by Section 2.03(b), or reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such supplemental indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Securities or series of Securities, or that modifies the rights of the holder of such Securities or series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holder of any other Securities or any other series, as applicable.

Upon the request of the Company, accompanied by a copy of a Board Resolution of the Company and the Guarantor certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of securityholders as aforesaid, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution of any supplemental indenture pursuant to the provisions of this Article Ten, the Company shall provide notice thereof setting forth in general terms the substance of such supplemental indenture, in the manner and to the extent provided in Section 16.04, to all holders of Outstanding Securities of each series so affected. Any failure of the Company so to provide such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures.

Any supplemental indenture executed pursuant to the provisions of this Article Ten shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten and subject to the provisions in any supplemental indenture relating to the prospective application of such instrument, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the holders of Securities theretofore or thereafter authenticated and delivered hereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Ten.

SECTION 10.04. Notation on Securities.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Securities of any series so modified as to conform, in the opinion of the Trustee, the Company and the Guarantor, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered, without charge to the securityholders, in exchange for the Securities of such series then Outstanding.

ARTICLE ELEVEN

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 11.01. Company and Guarantor May Consolidate, etc., on Certain Terms.

(a) The Company covenants that it will not merge or consolidate with any other Person or sell, convey or transfer all or substantially all of its assets to any other Person other than the Guarantor, unless (1) either the Company shall be the continuing entity, or the successor Person (if other than the

Company) shall be organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such successor Person shall expressly assume the due and punctual payment of the principal of (and premium, if any, on) and any interest or other amounts due on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor Person, and (2) the Company or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. For the avoidance of doubt, the Person referred to in this Section may be the Guarantor or any subsidiary of the Guarantor.

(b) The Guarantor covenants that it will not merge or consolidate with any other Person or sell, convey or transfer all or substantially all of its assets to any other Person, unless (1) either the Guarantor shall be the continuing entity, or the successor Person (if other than the Guarantor) shall be organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such successor Person shall expressly assume the full and unconditional guarantee of the due and punctual payment of the principal of (and premium, if any, on) and any interest or other amounts due on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor Person, and (2) the Guarantor or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

SECTION 11.02. Successor Substituted.

In case of any such consolidation, merger, sale, conveyance or transfer and upon any such assumption by the successor Person as described in Section 11.01, such successor Person shall succeed to and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if it had been named herein as the Company or the Guarantor, as the case may be. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of BofA Finance LLC, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall make available for delivery any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution thereof.

In case of any such consolidation, merger, sale, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 11.03. Opinion of Counsel and Officer’s Certificate to Be Given Trustee.

The Trustee shall receive an Opinion of Counsel and Officer’s Certificate of the Company or the Guarantor, as the case may be, as conclusive evidence that any such consolidation, merger, sale, conveyance or transfer, and any such assumption, complies with the provisions of this Article Eleven and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE TWELVE

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 12.01. Discharge of Indenture.

If at any time

(1) the Company shall have delivered to the Trustee for cancellation all of the Securities of a series (which term or any similar terms shall mean, for purposes of this Article Twelve, Securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest beings to accrue) theretofore authenticated (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or the Guarantor or discharged from such trust as provided in Section 4.03), or

(2) in the case of Securities of a series on which the exact amounts or maximum amounts due or to become due can be determined at the time of the making of the deposit referred to below, all such Securities not theretofore delivered to the Trustee for cancellation (i) shall have become due and payable, or (ii) are by their terms to become due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company or the Guarantor in the case of (i), (ii) or (iii) above shall have deposited or caused to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any Paying Agent to the Company or the Guarantor in accordance with Section 12.04) sufficient to pay at maturity or upon redemption all such Securities not therefore delivered to the Trustee for cancellation, including the principal of (and premium, if any, on) and any interest or other amounts due or to become due on such Securities to such date of maturity or date fixed for redemption, as the case may be, and if in either case the Company or the Guarantor shall also pay or cause to be paid all other sums payable hereunder by the Company or the Guarantor with respect to such Securities, then this Indenture shall cease to be of further effect with respect to such Securities, and the Trustee, on demand of and at the cost and expense of the Company or the Guarantor, as the case may be, and subject to Section 16.05, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such Securities. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or such Securities. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series or of all series, the obligations of the Company to the Trustee under Section 7.06 shall survive.

The Company will deliver to the Trustee an Officer’s Certificate of the Company or the Guarantor and an Opinion of Counsel which together shall state that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 12.02. Deposited Moneys to Be Held in Trust by Trustee.

Subject to the provisions of the last paragraph of Section 4.03, all moneys deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the persons entitled thereto, of all sums due and to become due thereon for the principal of (and premium, if any, on) and any interest or other amounts due for which payment of such money has been deposited with the Trustee.

SECTION 12.03. Paying Agent to Repay Moneys Held.

In connection with the satisfaction and discharge of this Indenture with respect to Securities of a series and the payment of all amounts due to the Trustee under Section 7.06, all moneys with respect to such Securities then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 12.04. Return of Unclaimed Moneys.

Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of (and premium, if any, on) and any interest or other amounts due on any Security and not applied but remaining unclaimed for two years after the date upon which such principal (and premium, if any, on) or interest shall have become due and payable, shall be repaid to the Company or the Guarantor by the Trustee or such Paying Agent on demand, and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantor for any payment which such holder may be entitled to collect and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE THIRTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 13.01. Indenture and Securities Solely Corporate Obligations.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, including the Guarantee, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company, the Guarantor or of any successor, either directly or through the Company, the Guarantor or any successor , under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14.01. Applicability of Article.

Unless, as specified pursuant to Section 2.03(b), provision is made that either or both of (a) defeasance of the Securities of a series under Section 14.02 and (b) covenant defeasance of the Securities of a series under Section 14.03 shall not apply to the Securities of a series, then the provisions of such Section 14.02 and Section 14.03, together with Sections 14.04 and 14.05, shall be applicable to the Outstanding Securities of a series upon compliance with the conditions set forth below in this Article Fourteen. For purposes of this Article Fourteen, the term “Securities of a series” and any similar terms shall mean Securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest beings to accrue.

SECTION 14.02. Defeasance and Discharge.

In the case of Outstanding Securities of a series on which the exact amounts or maximum amounts due or to become due can be determined at the time of the making of the deposit referred to in Section 14.04, and subject to Section 14.05, the Company may cause itself to be discharged from its obligations with respect to the Outstanding Securities of a series on and after the date the applicable conditions precedent set forth below are satisfied but subject to satisfaction of the applicable conditions subsequent set forth below (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of such Outstanding Securities to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments of the principal of (and premium, if any, on) and any interest or other amounts due on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 2.07, 2.08, 2.09, 4.02 and 4.03 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, defeasance with respect to Securities of a series by the Company is permitted under this Section 14.02 notwithstanding the prior exercise of its rights under Section 14.03 with respect to the such Securities. Following a defeasance, payment of such Securities may not be accelerated because of an Event of Default.

SECTION 14.03. Covenant Defeasance.

In the case of Outstanding Securities of a series on which the exact amounts or maximum amounts due or to become due can be determined at the time of the making of the deposit referred to in Section 14.04, the Company shall be released from its obligations applicable to such Securities under Section 11.01(a), the Guarantor shall be released from its obligations applicable to such Securities under Section 4.06 and Section 11.01(b), and each of the Company and the Guarantor shall be released from its obligations applicable to such Securities under Section 4.04 and, if so specified pursuant to Section 2.03(b), any other restrictive covenant added for the benefit of such Securities pursuant to Section 2.03(b) (and the occurrence of any event specified in Section 6.01(c) (with respect to Section 4.04, Section 4.06 and Section 11.01 and any such other covenants, as applicable) and Section 6.01(f) shall not be deemed to be or result in a Default or an Event of Default), on and after the date the applicable conditions precedent set forth below are satisfied but subject to satisfaction of the applicable conditions subsequent set forth below (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company or the Guarantor, as the case may be, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 14.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions precedent or, as specifically noted below, subsequent to application of either Section 14.02 or Section 14.03 to the Outstanding Securities of a series:

(1) The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Securities (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the opening of business on the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge (i) the principal of and any premium, interest and other amounts payable on the Outstanding Securities of such series to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the due dates thereof. Before such a deposit the Company or the Guarantor may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article Three which shall be given effect in applying the foregoing;

(2) No Event of Default, or event which after notice or lapse of time, or both, would become an Event of Default with respect to such Securities, shall have happened and be continuing (A) on the date of such deposit or (B) insofar as subsections 6.01(a) and (b) are concerned, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable in respect of such deposit (it being understood that the condition in this clause (B) is a condition subsequent and shall not be deemed satisfied until the expiration of such period);

(3) Such defeasance or covenant defeasance shall not (A) cause the Trustee for the Securities of such series to have a conflicting interest as defined in Section 7.08 or for purposes of the Trust Indenture Act with respect to any securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(5) In the case of a defeasance under Section 14.02, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of such Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(6) In the case of covenant defeasance under Section 14.03, the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of such Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(7) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.03(b); and

(8) The Company or the Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent and subsequent provided for in this Indenture relating to either the defeasance under Section 14.02 or the covenant defeasance under Section 14.03, as the case may be, have been complied with.

SECTION 14.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 14.04 in respect of the Outstanding Securities of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the holders of such Securities of all sums due and to become due thereon in respect of principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company or the Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof.

Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

Anything herein to the contrary notwithstanding, if and to the extent the deposited money or U.S. Government Obligations (or the proceeds thereof) either (i) cannot be applied by the Trustee in accordance with this Section because of a court order or (ii) are for any reason insufficient in amount, then the Company’s obligations to pay principal of and any premium, interest and other amounts due on such Securities shall be reinstated to the extent necessary to cover the deficiency on any due date for payment. In any such case, the Company’s interest in the deposited money and U.S. Government Obligations (and proceeds thereof) shall be reinstated to the extent the Company’s payment obligations are reinstated.

SECTION 14.06. Return of Unclaimed Moneys.

Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of (and premium, if any) or interest or other amounts due on any Security and not applied but remaining unclaimed for two years after the date upon which such principal (and premium, if any, on) or interest or other amounts due shall have become due and payable, shall be repaid to the Company or the

Guarantor by the Trustee or such Paying Agent on demand, and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantor for any payment which such holder may be entitled to collect and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE FIFTEEN

GUARANTEE

SECTION 15.01. The Guarantee.

Subject to the provisions of this Article, the Guarantor hereby irrevocably, fully and unconditionally guarantees to the holders and the Trustee, as a primary obligor and not merely as a surety, on an unsecured basis, the due and punctual payment (whether at stated maturity, upon redemption, repayment or acceleration, or otherwise) of the principal of (and premium, if any, on) and any interest and all other amounts due and payable by the Company on the Securities in accordance with the terms of the Securities and this Indenture. Upon failure by the Company to punctually pay any such amount when due, the Guarantor shall forthwith on demand pay the amount not so paid at the same place and in the same manner specified that applies to payments made by the Company under this Indenture. The Guarantee constitutes a guarantee of payment and not of collection.

SECTION 15.02. Guarantee Unconditional.

The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged, or otherwise affected or impaired by: (a) any extension, renewal, settlement, compromise, waiver, release, or moratorium in respect of any obligation of the Company under this Indenture or any Security, in whole or in part, by operation of law or otherwise; (b) any waiver, modification or amendment of or supplement to this Indenture or any Security; (c) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, receivership, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security; (d) the existence of any claim, counterclaim, set off, recoupment or other rights or defenses which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim; (e) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Security; or (f) any act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder (other than the indefeasible payment in full of all of Guarantor’s obligations hereunder).

SECTION 15.03. Discharge; Reinstatement.

The Guarantor’s obligations under this Article with respect to any Securities will remain in full force and effect until the principal of (and premium, if any, on) and any interest and all other amounts due and payable by the Company on such Securities have been paid in full. If at any time any due and punctual payment of the principal of (premium, if any, on) or any interest or other amount payable by the Company on any Security is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, receivership or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

SECTION 15.04. Waiver by the Guarantor.

The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, notice of protest, notice of acceleration, notice of dishonor and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. The Guarantor hereby agrees that, in the event of a default in payment of the principal of (and premium, if any, on) and any interest or other amounts payable by the Company with respect to any Security, whether at its stated maturity, by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce the Guarantee without first proceeding against the Company.

SECTION 15.05. Subrogation.

Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor shall be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce any right of subrogation with respect to such payment so long as any amount payable by the Company hereunder or under the Securities remains unpaid.

SECTION 15.06. Stay of Acceleration.

If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Securities is stayed upon the insolvency, bankruptcy, receivership or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantor hereunder forthwith on demand by the Trustee or the holders.

SECTION 15.07. Savings Clause.

Notwithstanding anything to the contrary in this Article, the Guarantor, and by its acceptance of Securities, each holder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent conveyance under applicable fraudulent conveyance, fraudulent transfer or similar provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance, fraudulent transfer or similar provisions of the United States Bankruptcy Code or any comparable provision of state law.

SECTION 15.08. Execution and Delivery of Guarantee.

The execution by the Guarantor of this Indenture (or a supplemental indenture) evidences the Guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 15.09. Termination of the Guarantee Upon Merger.

The Guarantee of the Guarantor will terminate upon the merger of the Company with and into the Guarantor in accordance with Article Eleven.

SECTION 15.10. Release of Guarantee.

The Guarantee of the Guarantor of any Securities will terminate upon the defeasance of such Securities as provided in Section 14.02. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably requested by the Company or the Guarantor as may be required in order to evidence the release of the Guarantor from its obligations under the Guarantee of such Securities.

ARTICLE SIXTEEN

MISCELLANEOUS PROVISIONS

SECTION 16.01. Benefits of Indenture Restricted to Parties and Securityholders.

Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and assigns and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and assigns and the holders of the Securities.

SECTION 16.02. Provisions Binding on Successors.

All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Company or the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

SECTION 16.03. Addresses for Notices, etc., to Company, Guarantor and Trustee.

Any notice or demand which by any provisions of this Indenture is required or permitted to be made upon, given, served or furnished by the Trustee or by the holders of Securities to or on the Company or the Guarantor shall be sufficiently made, given, served or furnished if it shall be mailed by postage prepaid first class mail, delivered or sent by facsimile to Bank of America Corporate Center, 100 North Tryon Street, NC1-007-06-10, Charlotte, North Carolina 28255-0065; Facsimile number: 704-548-5999, Attention: Corporate Treasury—Global Funding Transaction Management, with a copy to Bank of America Corporate Center, 100 North Tryon Street, NC1-007-58-23, Charlotte, North Carolina 28255-0001; Facsimile number (704) 683-7218, Attention: General Counsel, or such other address or facsimile number as may have been furnished in writing to the Trustee by the Company or the Guarantor, as the case may be.

Any notice, direction, request or demand by any securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

The Trustee shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to it (“Electronic Methods”) from a person purporting to be, and whom the Trustee, acting reasonably, believes in good faith to be, the authorized representative of the Company as sufficient instructions and authority of the Company for the Trustee to act and shall have no duty to confirm that person is so authorized, other than, with respect to the Company, to verify that any signature is the signature of a person authorized to give instructions and directions on behalf of the Company using the information provided by the Company in an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons . The Trustee shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon or compliance with such instructions or directions, except in the case of its negligence, bad faith or willful misconduct, until such time as the Trustee receives any subsequent instruction or direction that supersedes such earlier instructions or directions. The Company assumes all risks arising out of the use of such Electronic Methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties, other than those risks arising out of negligence, bad faith or willful misconduct of the Trustee.

SECTION 16.04. Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to holders of Securities of any event, such notice shall be sufficiently given if in writing and mailed, first- class postage prepaid, to each holder of a Security affected by such event, at the address of such holder as it appears in the Security Register, not earlier than the earliest date (if any) and not later than the latest date (if any) prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders of Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notice to such holders for every purpose hereunder. In any case where notice to holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a Security shall affect the sufficiency of such notice with respect to other holders of Securities.

Where this Indenture provides for notice of any event to a holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the procedures of such Depositary then in place, not earlier than the earliest date (if any) and not later than the latest date (if any) prescribed for the giving of such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

SECTION 16.05. Evidence of Compliance with Conditions Precedent.

Upon any application or demand by the Company or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate of the Company or the Guarantor, as the case may be, stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each Officer’s Certificate and Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 16.06. Legal Holidays.

Unless otherwise specified for any Securities as contemplated by Section 2.03(b), in any case where the date of maturity of interest on or principal of the Securities or the date fixed for redemption or repayment for any Securities shall be a day that is not a business day, then payment of interest or principal (and premium, if any), or any other amounts due, need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment, and no interest shall accrue for the period after such date.

SECTION 16.07. Trust Indenture Act to Control.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

SECTION 16.08. Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 16.09. Governing Law.

This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

SECTION 16.10. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Trustee, by its execution of this Indenture, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

SECTION 16.11. Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16.12. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, the occurrence of strikes, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and statewide or countrywide interruptions or losses of utilities or communications services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under those circumstances.

SECTION 16.13. Foreign Account Tax Compliance Act (FATCA).

The Trustee shall be entitled to deduct FATCA Withholding Tax (as hereinafter defined), and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax. Each of the Company and the Trustee agrees to cooperate and to provide the other with such reasonably requested information as each may have in its possession to enable the determination of whether any payments pursuant to this Indenture are subject to any tax, assessment or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision), any regulation, pronouncement or agreement thereunder, official interpretation thereof or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time (“FATCA Withholding Tax”).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed, all as of the day and year first above written.

BofA FINANCE LLC, as Issuer

By:	/s/ Angela C. Jones
	Name:	Angela C. Jones
	Title:	President

BANK OF AMERICA CORPORATION, as Guarantor

By:	/s/ Angela C. Jones
	Name:	Angela C. Jones
	Title:	Managing Director

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valere D. Boyd
	Name:	Valere D. Boyd
	Title:	Vice President

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